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                                                                    EXHIBIT 21.1



                  LIST OF SUBSIDIARIES OF GOLDEN TELECOM, INC.

                        AS AT DECEMBER 31, 2000

COMPANY                                                   JURISDICTION
-------                                                   ------------
Golden Telecom Group, Inc.                                  Delaware
SFMT-CIS, Inc.                                              Delaware
GTS Finance, Inc.                                           Delaware
GTS Ukrainian TeleSystems LLC                               Delaware
GTS Mobile Services, Inc.                                   Delaware
TeleSystems Services, Inc.                                  Delaware
Golden TeleServices, Inc.                                   Delaware
GT Equipment Services, Inc.                                 Delaware
Sovinet, Inc.                                               Delaware
GTS-Vox Ltd.                                            England & Wales
SFMT-Rusnet, Inc.                                           Delaware
CellUkraine Ltd.                                            Delaware
Golden Holdings, Inc.                                       Delaware
ROL Holdings Ltd.                                           Cyprus
Agama Ltd.                                                  Cyprus
MCT Corp. (approximately 23% ownership)                     Delaware
EDN Sovintel LLC                                            Russia
Sovam Teleport Kiev Branch LLC                              Ukraine
TeleRoss LLC                                                Russia
Nevatelecom LLC                                             Russia
TeleRoss-Vladivostok                                        Russia
TeleRoss-Novosibirsk                                        Russia
TeleRoss-Irkutsk                                            Russia
TeleRoss-Tiumen                                             Russia
TeleRoss-Ufa                                                Russia
TeleRoss-Kubanelectrosvyaz                                  Russia
TeleRoss-Ekaterinburg                                       Russia
TeleRoss-Komi                                               Russia
TeleRoss-Nizhnyi Novogorod                                  Russia
TeleRoss-Arkangelsk                                         Russia
TeleRoss-Khabarovsk                                         Russia
TeleRoss-Voronezh                                           Russia
TeleRoss-Volgograd                                          Russia
TeleRoss-Samara                                             Russia
Commercial Information System (KIS) LLC                     Russia
Golden Telecom LLC                                          Ukraine
Invest Holding LLC                                          Ukraine
SA-Telcom LLP                                              Kazakhstan